Exhibit 99.1

VBI Vaccines Announces PreHevbrio™ [Hepatitis B Vaccine (Recombinant)] Recommended by CDC Advisory Committee on Immunization Practices for the Prevention of Hepatitis B in Adults

-	PreHevbrio™ is the only approved 3-antigen hepatitis B vaccine for adults in the U.S.
-	Vaccine availability is expected to begin later in Q1 2022

CAMBRIDGE, Mass. (February 23, 2022) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced that, following discussion at this afternoon’s meeting of the Centers for Disease Control and Prevention’s (CDC) Advisory Committee on Immunization Practices (ACIP), PreHevbrio™ [Hepatitis B Vaccine (Recombinant)] now joins the list of recommended products for prophylactic adult vaccination against hepatitis B (HBV) infection. This recommendation follows the approval of PreHevbrio by the U.S. Food and Drug Administration (FDA) on November 30, 2021.

“Today’s ACIP recommendation, in-line with our expectation, will significantly support our efforts to provide broad access to PreHevbrio as this achievement is a stage gate for reimbursement and coverage,” said Jeff Baxter, President and CEO. “Recently, the ACIP has made meaningful changes in the recommendations and guidelines for adult HBV vaccination, notably with the move to a universal recommendation for adults age 19-59. We echo the sentiment from today’s presentation that the inclusion of PreHevbrio in the ACIP list of recommended products could be a beneficial adjunct in achieving HHS goals of eliminating hepatitis B as a public health threat in the U.S. by 2030. We look forward to continuing to support the efforts of the CDC, the ACIP, and other public health and advocacy partners in this endeavor.”

The inclusion of PreHevbrio in the ACIP recommendations will be reflected in a future CDC publication and is a notable milestone as many insurance plans and institutions require an ACIP recommendation before a vaccine is able to be reimbursed or is made available to patients. Additionally, PreHevbrio will be included in the next annual update of the ACIP Adult Immunization Schedule in 2023, which will summarize changes that occur throughout the coming year. VBI expects to commercially launch PreHevbrio in the U.S. by the end of the first quarter of 2022. Once available, PreHevbrio will be available for purchase through a network of distribution partners.

Indication and Use

PreHevbrio is indicated for prevention of infection caused by all known subtypes of hepatitis B virus. PreHevbrio is approved for use in adults 18 years of age and older.

Important Safety Information (ISI)

Do not administer PreHevbrio to individuals with a history of severe allergic reaction (e.g. anaphylaxis) after a previous dose of any hepatitis B vaccine or to any component of PreHevbrio.

Appropriate medical treatment and supervision must be available to manage possible anaphylactic reactions following administration of PreHevbrio.

Immunocompromised persons, including those on immunosuppressant therapy, may have a diminished immune response to PreHevbrio.

PreHevbrio may not prevent hepatitis B infection, which has a long incubation period, in individuals who have an unrecognized hepatitis B infection at the time of vaccine administration.

The most common side effects (> 10%) in adults age 18-44, adults age 45-64, and adults age 65+ were pain and tenderness at the injection site, myalgia, fatigue, and headache.

There is a pregnancy exposure registry that monitors pregnancy outcomes in women who received PreHevbrio during pregnancy. Women who receive PreHevbrio during pregnancy are encouraged to contact 1-888-421-8808 (toll-free).

To report SUSPECTED ADVERSE REACTIONS, contact VBI Vaccines at 1-888-421-8808 (toll-free) or VAERS at 1-800-822-7967 or www.vaers.hhs.gov.

Please see Full Prescribing Information.

About Hepatitis B

Hepatitis B is one of the world’s most significant infectious disease threats with more than 290 million people infected globally. HBV infection is the leading cause of liver disease and, with current treatments, it is very difficult to cure, with many patients going on to develop liver cancers. An estimated 900,000 people die each year from complications of chronic HBV such as liver decompensation, cirrhosis, and hepatocellular carcinoma.

About PreHevbrio™

VBI’s vaccine candidate is the only 3-antigen hepatitis B vaccine, comprised of the S, pre-S1, and pre-S2 surface antigens of the hepatitis B virus, and is approved for use in the United States under the name PreHevbrio™ [Hepatitis B Vaccine (Recombinant)], and in Israel under the name Sci-B-Vac®. This vaccine candidate is not yet approved in Canada or Europe, where the regulatory submissions are still under review.

To learn more about VBI’s 3-Antigen Hepatitis B vaccine candidate visit: https://www.vbivaccines.com

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Resources: http://www.vbivaccines.com/news-and-resources/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 2, 2021, and filed with the Canadian security authorities at sedar.com on March 2, 2021, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com